UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2014

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held on May 21, 2014, our shareholders approved, or did not approve, the following proposals. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal are set forth below.

(1)	All of the director nominees named in the definitive proxy statement, dated April 11, 2014, were elected to serve as directors for one-year terms.

Director	For	Withheld	Broker Non-Votes
Kenneth J. Bacon	355,167,064	3,036,708	19,580,871
Sheldon M. Bonovitz	355,693,380	2,510,392	19,580,871
Edward D. Breen	356,294,398	1,909,374	19,580,871
Joseph J. Collins	340,738,488	17,465,284	19,580,871
J. Michael Cook	355,472,180	2,731,592	19,580,871
Gerald L. Hassell	341,805,892	16,397,880	19,580,871
Jeffrey A. Honickman	356,657,873	1,544,899	19,580,871
Eduardo G. Mestre	357,026,033	1,177,739	19,580,871
Brian L. Roberts	352,869,739	5,334,033	19,580,871
Ralph J. Roberts	354,966,558	3,237,214	19,580,871
Johnathan A. Rodgers	357,016,316	1,187,456	19,580,871
Dr. Judith Rodin	339,347,422	18,856,350	19,580,871

(2)	The appointment of Deloitte & Touche LLP as our independent auditors for the 2014 fiscal year, as described in the proxy statement, was ratified.

For	Against	Abstain	Broker Non-Votes
374,673,020	2,268,128	843,496	N/A

(3)	Our executive compensation, as described in the proxy statement, was approved on an advisory basis.

For	Against	Abstain	Broker Non-Votes
330,326,541	25,727,095	2,150,137	19,580,871

(4)	A shareholder proposal to prepare an annual report on lobbying activities, as described in the proxy statement, was not approved.

For	Against	Abstain	Broker Non-Votes
49,933,910	289,278,066	18,991,797	19,580,871

(5)	A shareholder proposal to prohibit accelerated vesting upon a change in control, as described in the proxy statement, was not approved.

For	Against	Abstain	Broker Non-Votes
84,307,068	272,289,982	1,606,723	19,580,871

(6)
A shareholder floor proposal to conduct a feasibility study on prohibiting the use of company funds to directly influence the outcome of any election or referendum and to report to shareholders thereon was not approved.

For	Against	Abstain	Broker Non-Votes
5	358,203,768	0	19,580,871

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	May 22, 2014	By:	/s/ Lawrence J. Salva
			Name:	Lawrence J. Salva
			Title:	Senior Vice President; Chief Accounting Officer and Controller